EXHIBIT 99.1

                               MARGO CARIBE, INC.
                                  P.O. BOX 706
                                DORADO, PR 00646


                                                                    NEWS RELEASE

NASDAQ SYMBOL:  MRGO

FOR IMMEDIATE RELEASE

CONTACTS:        Michael Spector                    Alfonso Ortega
                 (787) 883-2570, Ext. 24            (787) 883-2570, Ext. 33



                               MARGO CARIBE, INC.
                     ANNOUNCES EXTENSION OF MERGER AGREEMENT
                                WITH iTRACT, LLC

         Vega Alta, Puerto Rico, October 20, 2000 - Margo Caribe, Inc. ("Margo") (NASDAQ Symbol: MRGO) announced today that it signed an amendment to its merger agreement with itract, LLC ("itract"), dated April 11, 2000. The amendment modifies the termination provisions to extend from October 14, 2000 to December 31, 2000 the date on which the merger agreement may be terminated by either party if the merger has not occurred (subject to a 60-day extension if the registration statement relating to the merger has not been declared effective by the SEC and the parties are using their best efforts to cause such effectiveness).

         The amendment also provides that any amounts required to be paid by Margo to dissenting shareholders exercising appraisal rights in connection with the merger will not be considered in determining whether Margo has complied with the requirement that it have at least $5 million in cash and cash equivalents and not be subject to liabilities exceeding $10,000 in the aggregate at the time of the merger. The amendment also provides that if more than ten percent of Margo's shareholders exercise their dissenters' rights, itract shall not be obligated to consummate the merger and may terminate the merger agreement without any liability.

         The amendment also provides that if the merger is consummated, itract will pay the legal and accounting fees of Margo incurred after July 1, 2000 in connection with the merger up to $250,000, which shall not constitute liabilities of Margo under the merger agreement. In addition, the amendment provides that if Margo pays any such expenses, the requirement that Margo have at least $5 million in cash and cash equivalents at the effective time of the merger will be reduced by the amount of any such payments.

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         Concurrently with the execution of this amendment, Margo and Empresas
Margo, Inc. ("Empresas Margo") have entered into an amendment to their agreement for the sale of Margo's subsidiaries to Empresas Margo extending the date on which either party may terminate the agreement from October 15, 2000 to December 31, 2000 (subject to a 60-day extension it the itract merger agreement has not been consummated and Margo is using its best efforts to consummate the merger).

         The merger with itract and the sale of Margo's subsidiaries to Empresas Margo are expected to close during the fourth quarter of 2000. No assurance can be given that the parties will be able to satisfy the conditions to the consummation of the merger and the sale of the subsidiaries.

Cautionary Note Regarding Forward-Looking Statements

         This press release contains forward-looking statements within the meaning of the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Such statements are based on the current expectations and beliefs of the management of Margo and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements.

         For a detailed discussion of these and other cautionary statements, please refer to the Registration Statement filed by iTract, Inc. with the Securities and Exchange Commission and the proxy statement/prospectus to be filed by Margo as described below, as well as Margo's filings with the Securities and Exchange Commission.

Where You Can Find Additional Information

         Margo expects to mail a proxy statement/prospectus to its stockholders containing information about the sale of Margo's subsidiaries to Empresas Margo and the merger with itract. iTract, Inc. has filed a Registration Statement on SEC Form S-4 on July 3, 2000 in connection therewith but the Registration Statement has not yet become effective. The securities covered by the Registration Statement may not be sold nor offers to buy be accepted prior to the time the Registration Statement becomes effective. This news release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

         Investors and security holders are advised to read the Registration Statement and the proxy statement/prospectus when it becomes available, because they will contain important information about itract, Margo, the proposed transactions and related matters. Investors and security holders may obtain a free copy of the Registration Statement and the proxy statement/prospectus (when available) and other documents filed by Margo and iTract, Inc. at the Securities and Exchange Commission's web site at http://www.sec.gov. Free copies of the proxy statement/prospectus and

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such other documents may also be obtained from Margo by directing such requests to Margo Caribe, Inc., Investor Relations Dept., P.O. Box 706, Dorado, P.R.
00646.

         Margo, its directors, executive officers and certain other members of management and employees may be soliciting proxies from Margo stockholders in favor of the adoption of the proposed transactions. A description of any interest that Margo's directors and executive officers have in these transactions will be available in the proxy statement/prospectus.

         Filed by Margo Caribe, Inc. pursuant to Rule 425 under the Securities Act of 1933 and deemed filed pursuant to Rule 14a-12 of the Securities Exchange Act of 1934.

         Subject Company: Margo Caribe, Inc.  Commission File No. 0-15336